                                                                     EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                OF ARBITRON INC.


        Arbitron Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY that:

        FIRST: That the Board of Directors of the Corporation, at a duly called meeting, duly adopted resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and proposing that said amendment be considered by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the Board of Directors declares that it is advisable to amend Article IV of the Restated Certificate of Incorporation of the Corporation as follows, subject to the determination of the appropriate split ratio not to exceed one-for-five by an officer of the Corporation.

        Amend Article IV by adding the following at the end of Paragraph A of
        Article IV:

        Simultaneously with the effective date of the filing of this amendment to the Corporation's Restated Certificate of Incorporation (the "Effective Date"), each [five] shares of common stock, par value fifty cents ($.50) per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date shall automatically be reclassified (the "Reverse Split"), without any action on the part of the holder thereof, into one fully paid and nonassessable share of common stock, par value fifty cents ($.50) per share. The Corporation shall not issue fractional shares to the stockholders entitled to a fractional interest in a share of common stock issued pursuant to the Reverse Split but shall pay instead to such shareholders, in lieu of such fractional interest, an amount in equal cash to their pro rata share of the proceeds received from the sale of all fractional interests.

        SECOND: The amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL; (a) the Board of Directors of the Corporation having duly adopted resolutions on July 20, 2000 setting forth such amendment, declaring its advisability and directing that such amendment be submitted to the stockholders of the Corporation for their consideration and approval, and (b) the stockholders of the Corporation having duly approved and adopted such amendment be a vote of the holders of a majority of the shares of outstanding stock of the Corporation entitled to vote thereon at a duly called meeting of stockholders duly held on October 5, 2000, upon notice in accordance with Section 222 of the DGCL.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Dolores L. Cody, its Executive Vice President, there unto duly authorized and attested by Patricia O'Donnell, its Assistant Secretary, this 30th day of March, 2001.


                                            ARBITRON INC.


                                            By:    /s/ Dolores L. Cody
                                                  -----------------------------
                                            Name:  Dolores L. Cody
                                            Title: Executive Vice President

ATTEST:

/s/ Patricia O'Donnell
----------------------------------
Name:   Patricia O'Donnell
Title:  Assistant Secretary

                    SECRETARY'S CERTIFICATE OF ARBITRON INC.

                             (ARBITRON NAME CHANGE)


In connection with the merger of Arbitron Inc., a Delaware corporation ("Arbitron"), with and into Ceridian Corporation, a Delaware corporation ("Ceridian"), the undersigned hereby certifies that attached hereto as Exhibit A is a true and correct copy of the Certificate of Ownership and Merger of Arbitron Inc. with and into Ceridian Corporation, which such Certificate was filed with the Secretary of State of the State of Delaware on March 30, 2001.


        IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 30th day of March, 2001.


                                /s/   Dolores L. Cody
                                ----------------------
                                Dolores L. Cody
                                Executive Vice President, Chief Legal Officer and Secretary

                 EXHIBIT A - CERTIFICATE OF OWNERSHIP AND MERGER

                            CERTIFICATE OF OWNERSHIP
                                  AND MERGER OF

                                  ARBITRON INC.
                            (A DELAWARE CORPORATION)

                                      INTO

                              CERIDIAN CORPORATION
                            (A DELAWARE CORPORATION)


        Pursuant to Section 253 of the Delaware General Corporation Law, Ceridian Corporation, a Delaware corporation ("Ceridian"), the holder of 100% of the outstanding common stock, par value $.01 per share, of Arbitron Inc., a Delaware corporation ("Arbitron"), and Arbitron hereby adopt this Certificate of Ownership and Merger for the purpose of merging Arbitron with and into Ceridian (the "Merger") and do hereby certify that:

        FIRST: Ceridian is the owner of all of the outstanding shares of common stock of Arbitron, which has only one class of capital stock outstanding.

        SECOND: A copy of the resolutions of Ceridian's Board of Directors authorizing the Merger, adopted as of February 14, 2001, is attached as Attachment A and incorporated by reference into this Certificate of Ownership and Merger. The Merger has been adopted, approved, certified, executed and acknowledged by Ceridian in accordance with the laws of the State of Delaware.

        THIRD: A copy of the resolutions of the Board of Directors of Arbitron authorizing the merger, adopted February 14, 2001, is attached as Attachment B and incorporated into this Certificate of Ownership and Merger. The Merger has been adopted, approved, certified, executed and acknowledged by Arbitron in accordance with the laws of the State of Delaware.

        FOURTH: Ceridian Corporation, a Delaware corporation, shall be the surviving corporation.

        FIFTH: The Merger will become effective at 7:00 a.m., CST, on March 30, 2001.

        SIXTH: As of the effective time of the Merger, Article I of the Certificate of Incorporation of Ceridian is hereby amended to change Ceridian's corporate name to "Arbitron Inc."

        IN WITNESS WHEREOF, the undersigned signatures shall constitute the affirmation or acknowledgment of the signatory, under penalties of perjury, that the instrument is the signatory's act and deed and that the facts stated herein are true.


Dated:  March 30, 2001                 CERIDIAN CORPORATION,
                                       a Delaware corporation

                                       By:  /s/ Dolores L. Cody
                                            -----------------------------------
                                       Its: Executive Vice President, Chief
                                            Legal Counsel and Secretary


Dated:  March 30, 2001                 ARBITRON INC.,
                                       a Delaware corporation

                                       By:  /s/ Dolores L. Cody
                                            -----------------------------------

                                       Its: Vice President

                                                                    ATTACHMENT A


                          PROPOSED CONSENT RESOLUTIONS
                          OF THE BOARD OF DIRECTORS OF
                              CERIDIAN CORPORATION


        WHEREAS, Ceridian Corporation ("Ceridian") owns all of the outstanding shares of common stock of Arbitron Inc., a stock corporation which is organized under the Delaware General Corporation Law and which has only one class of capital stock ("Arbitron Inc.").

        WHEREAS, the Board of Directors of Ceridian has deemed it advisable that Arbitron be merged with and into Ceridian pursuant to Section 253 of the Delaware General Corporation Law, and that in connection therewith, Article I of the Certificate of Incorporation of Ceridian be amended to change the name of Ceridian to "Arbitron Inc."

        RESOLVED, that Arbitron Inc. be merged with and into Ceridian and that all of the property, rights, privileges and other assets of Arbitron Inc. be transferred to, and all of its obligations be assumed by, Ceridian, which shall be the surviving corporation.

        FURTHER RESOLVED, that as of the effective time of the merger of Arbitron Inc. into Ceridian, Article I of the Certificate of Incorporation of Ceridian be amended to change Ceridian's corporate name to "Arbitron Inc."

        FURTHER RESOLVED, that the Board of Directors hereby approves and adopts in all respects a Certificate of Ownership and Merger, substantially in the form described to the Board of Directors at this meeting, which certificate has been prepared pursuant to Section 253 of the Delaware General Corporation Law for the purpose of effecting the above described merger.

        FURTHER RESOLVED, that appropriate officers of Ceridian, or each acting individually, be and they hereby are authorized and directed to make and execute, in the name of and on behalf of Ceridian a Certificate of Ownership and Merger, and to file such certificate in the office of the Secretary of State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of these resolutions.

        FURTHER RESOLVED, that the merger shall become effective at 7:00 a.m., CST, on March 30, 2001.

                                                                    ATTACHMENT B

                          PROPOSED CONSENT RESOLUTIONS
                          OF THE BOARD OF DIRECTORS OF
                                  ARBITRON INC.


        WHEREAS, Arbitron Inc. ("Arbitron") is a wholly-owned subsidiary of Ceridian Corporation, a stock corporation which is organized under the Delaware General Corporation Law ("Ceridian").

        WHEREAS, the Board of Directors of Arbitron has deemed it advisable that Arbitron be merged with and into Ceridian pursuant to Section 253 of the Delaware General Corporation Law, and that in connection therewith, Article I of the Certificate of Incorporation of Ceridian be amended to change the name of Ceridian Corporation to "Arbitron Inc."

        RESOLVED, that Arbitron be merged with and into Ceridian and that all of the property, rights, privileges and other assets of Arbitron be transferred to, and all of its obligations be assumed by, Ceridian, which shall be the surviving corporation.

        FURTHER RESOLVED, that as of the effective time of the merger of Arbitron into Ceridian, Article I of the Certificate of Incorporation of Ceridian be amended to change Ceridian's corporate name to "Arbitron Inc."

        FURTHER RESOLVED, that the Board of Directors hereby approves and adopts in all respects a Certificate of Ownership and Merger, substantially in the form described to the Board of Directors at this meeting, which certificate has been prepared pursuant to Section 253 of the Delaware General Corporation Law for the purpose of effecting the above described merger.

        FURTHER RESOLVED, that appropriate officers of Arbitron, or each acting individually, be and they hereby are authorized and directed to make and execute, in the name of and on behalf of Arbitron a Certificate of Ownership and Merger, and to file such certificate in the office of the Secretary of State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of these resolutions.

        FURTHER RESOLVED, that the merger shall become effective at 7:00 a.m., CST, on March 30, 2001.

                    SECRETARY'S CERTIFICATE OF ARBITRON INC.

                              (REVERSE STOCK SPLIT)


In connection with the appointment of The Bank of New York as the Exchange Agent to effect the one-for-five reverse stock split (the "Reverse Stock Split") of the common stock of Arbitron Inc., a Delaware corporation formerly known as Ceridian Corporation (the "Company"), the undersigned hereby certifies that:


1. Attached hereto as Exhibit A is the Amended and Restated Certificate of Incorporation of the Company as in full force and effect as of the date hereof.

2. Attached hereto as Exhibit B are resolutions duly adopted by the Board of Directors of the Company on November 28, 2000, such resolutions being in full force and effect on the date hereof and not having been modified in any respect by any other resolutions.


        IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of the 30th day of March, 2001.


                                       /s/  Dolores L. Cody
                                       ------------------------------------
                                       Dolores L. Cody
                                       Executive Vice President, Chief Legal
                                       Officer and Secretary

          EXHIBIT A - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                    SEE EXHIBIT 3.1, 3.2 AND 3.3 TO FORM 10-K

                             EXHIBIT B - RESOLUTIONS


        WHEREAS, at a special meeting of the stockholders of Ceridian held on October 5, 2000, the stockholders approved a proposal to amend Ceridian's Restated Certificate of Incorporation, as amended, to effect immediately after the completion of the spin-off of a newly formed entity ("New Ceridian") that will contain Ceridian's human resource services business and human resource services and Comdata subsidiaries in the form of a distribution of all of the issued and outstanding shares of common stock of New Ceridian to Ceridian's stockholders in a tax-free transaction, resulting in two public companies (the "Spin-Off"), a reverse stock split of Ceridian Common Stock at a ratio to be established by Ceridian in its sole discretion, not to exceed 1-for-5.

        RESOLVED, that the Board hereby approves and adopts a 1-for-5 reverse stock split of Ceridian Common Stock (the "Reverse Stock Split"), contingent upon the completion of the Spin-Off, with the record date for such Reverse Stock Split to be the same record date as that for the Spin-Off (the "Reverse Stock Split Record Date") and the distribution date for such Reverse Stock Split to be the same date as the Distribution Date for the Spin-Off (the "Reverse Stock Split Effective Date"), with the effective time of the Reverse Stock Split (the "Reverse Stock Split Effective Time") to be immediately after the completion of the Spin-Off and the name change of Ceridian.

        FURTHER RESOLVED, that the following plan providing for the Reverse Stock Split is adopted and approved:

        (a) Each five (5) shares of Ceridian Common Stock outstanding as the end of the business day on the Reverse Stock Split Record Date shall be converted to one (1) share of fully paid and non-assessable share of Ceridian Common Stock. Ceridian shall issue one (1) share of Ceridian Common Stock at the Effective Time for each five (5) shares of Ceridian Common Stock (which will then be known as Arbitron Common Stock) outstanding as of the close of business on the Reverse Stock Split Record Date.

        (b) No fractional shares of Ceridian Common Stock will be issued as a result of the Reverse Stock Split. Holders of Ceridian Common Stock who would otherwise be entitled to receive fractional shares because the number of shares of Ceridian Common Stock they hold is not evenly divisible by five (5) will be entitled, in lieu of the fractional shares, to receive, upon surrender to Ceridian's transfer agent of the appropriate stock certificate(s), a cash payment the amount of which will be the proportionate portions of the net proceeds from the sale by the transfer agent on behalf of all fractional share holders of the aggregate fractional shares of Ceridian Common Stock.

        (c) From and after the Reverse Stock Split Effective Date, (i) all rights pertaining to the shares of Ceridian Common Stock outstanding prior to the Reverse Stock Split Distribute Date, or accruing by virtue of the ownership thereof, shall cease and terminate, and (ii) certificates representing shares of Ceridian Common Stock shall be deemed to represent only the right to receive the applicable number of shares of common stock that are properly outstanding after the Reverse Stock Split Effective Date in accordance with the foregoing resolutions.

        (d) Stockholders of Ceridian shall be required to deliver the certificates representing their shares of Ceridian Common Stock outstanding immediately prior to the Reverse Stock Split Effective Time, upon which Ceridian shall issue a certificate representing such stockholders holdings of Ceridian Common Stock after the Reverse Stock Split Effective Date as a result of the Reverse Stock Split.

        (f) The Bank of New York, as Ceridian's transfer agent, after having received written instructions from Ceridian of the effectiveness of the Reverse Stock Split described in these resolutions, shall, upon receipt of a stock certificate representing shares of Ceridian Common Stock outstanding immediately prior to the Reverse Stock Split Effective Time (an "Old Certificate") cause such certificate to be cancelled and a new certificate to be issued evidencing the appropriate number of shares that were formerly represented by the Old Certificate, as determined by reference to these resolutions (a "New Certificate"), and record, register and countersign such New Certificates in accordance with its usual practices and instructions to be provided by the appropriate officers of Ceridian, and, alternatively, instead of issuing the New Certificates, registered holders of Ceridian Common Stock on the Reverse Stock Split Record Date will have their book-entry accounts adjusted to reflect the Reverse Stock

        (g) All outstanding stock options and all other contractual rights entitling the holders of such rights to acquire shares of Ceridian Common Stock shall be appropriately adjusted to give effect to the Reverse Stock Split and to prevent dilution or enlargement of the respective rights of such holders. The number of shares of Ceridian Common Stock which remain available for issuance under Ceridian's benefit plans will also be reduced by dividing such number of shares available prior to the Reverse Stock Split Effective Date by five (5) as provided under the anti-dilution provisions of each plan.

        FURTHER RESOLVED, that William Walsh, who will be the Executive Vice President and Chief Financial Officer of Ceridian as of the effectiveness of the resignation of John R. Eickhoff be, and hereby is, authorized and directed to make appropriate adjustments to Ceridian's capital accounts and financial statements and books and records to reflect the Reverse Stock Split.

        FURTHER RESOLVED, that the appropriate officers of Ceridian be, and each of them hereby is, authorized and directed, in the name and on behalf of Ceridian, to take (i) all reasonable steps as may be necessary from time to time in order to carry out the purpose and intent of these resolutions, including, without limitation, the preparation and completion, with legal counsel, of all required documents for the consummation of the Reverse Stock Split and (ii) any and all actions, including the execution and delivery of any documents, information statements, or agreements, as may reasonably be necessary or proper, to evidence the action taken pursuant to these resolutions, including without limitation the filing of a certificate of amendment to Ceridian's Restated Certificate of Incorporation substantially in the form previously approved by Ceridian's stockholders at the special meeting of stockholders held on October 5, 2000.

        FURTHER RESOLVED, that the appropriate officers of Ceridian be, and each of them hereby is, authorized and directed to make, execute, acknowledge and file such certificates and documents as may be required by law with respect to the foregoing resolutions with the Secretary of State of the State of Delaware and such other federal, state and local authorities, and to take such steps as are in their sole judgment necessary or appropriate, to give effect to the Reverse Stock Split; and that all of the actions of any of such officers that are consistent with the purpose and intent of these resolutions are hereby ratified, confirmed and approved in all respects.

        FURTHER RESOLVED, that the appropriate officers of Ceridian be, and each of them hereby is authorized and directed, in the name and on behalf of Ceridian to enter into an exchange agent agreement with The Bank of New York pursuant to which The Bank of New York will assist Ceridian in effecting the Reverse Stock Split.

        FURTHER RESOLVED, that the appropriate officers of Ceridian be, and each of them hereby is authorized and directed, in the name and on behalf of Ceridian, to notify The New York Stock Exchange of the proposed Reverse Stock Split of Ceridian Common Stock, along with the Reverse Stock Split Record Date and Reverse Stock Split Effective Date and any other information required by The New York Stock Exchange, in such form and with such substance necessary to satisfy Ceridian's obligations under Rule 10b-17 promulgated under the Exchange Act.